Exhibit 10.4

LifeWatch Holding Corporation

PERSONAL AND CONFIDENTIAL

December 1, 2006

Frederick J. Mindermann
9401 Glen Ridge Drive
Brentwood, TN 37027

Dear Mr. Mindermann:

This is to confirm our mutual understanding with respect to your employment by LifeWatch Corp. (the “Company”), as follows:

1.                           Employment; Authority. The Company hereby agrees to employ you, and you hereby agree to be employed by the Company, on the terms and conditions set forth in this letter. You will serve as the President and Chief Executive Officer of the Company and, at the request of the Company’s Board of Directors and for no additional compensation, also any or all of its subsidiaries, reporting to the Company’s Board of Directors (or, as the case may be, its subsidiaries). You agree to perform such duties and services, and to have such responsibilities, as the Board of Directors of the Company (or, as the case may be, its subsidiaries), may, from time to time, assign to you consistent with your position. You agree that your responsibilities and reporting relationships may be changed at the discretion of the Board of Directors of the Company, provided, however, that such change shall not affect your compensation and benefits as stated in this letter. You hereby represent and warrant to the Company that you are not now under any contractual obligation to any third party that is inconsistent with the terms of this letter or that would prevent, limit or impair in any way your performance of your duties under this letter.

2.                           Compensation. As full compensation for all services provided and duties performed by you during your employment by the Company under the terms of this letter, you will be entitled to receive:

a.                           Salary. A base salary (your “Base Salary”) at the rate of $220,000 per annum, effective as of the date hereof, payable in accordance with the Company’s normal payroll practices. Except as provided in Section 2.g. of this letter, salary increases, if any, will be determined at the sole discretion of the Board of Directors of the Company.

b.                          Bonus. At the discretion of the Board of Directors of the Company, you may also receive an annual performance based bonus of up to 30% of your Base Salary, based on your individual performance as well as the financial performance of the Company relative to targets determined by the Board of Directors, for each year (or portion thereof) of your service to the Company.

c.                           Benefits. During your employment hereunder, you shall be entitled to all benefits generally available to the Company’s senior executives and for which you may qualify in accordance with the terms of the applicable plan documents, inclusive of hospitalization and major medical insurance, health and dental insurance, life insurance, disability insurance, vacation days (set at 28 days) and 401(k) plan. In addition, you shall be entitled to a car allowance of $500 per month and a housing allowance of $1,000 per month. All benefits and perquisites to which you are entitled pursuant to this paragraph are sometimes referred to herein as your “Benefits”.

d.                          Options. You will be entitled to receive options (“Options”) under the Company’s 2006 Stock Incentive Plan, or any amendments thereto, at the discretion of the Company’s Board of Directors.

e.                           Tax Reporting. All payments made to you pursuant to this letter (whether specified in this Section 2 or not) are subject to all applicable tax withholding by the Company. In addition, you acknowledge and agree that all payments to be made to you as Base Salary, bonus or otherwise under this letter shall, to the extent required by law, be reported for all tax purposes as compensation for services rendered, and you shall not state or claim any different position in any tax return or report (or any audit thereof).

f.                             Insurance Policy. You shall be covered by the Company’s Directors and Officers insurance policy as such shall be amended and in effect from time to time.

g.                          Financial Projections. In the event the Company meets or exceeds its first quarter 2007 financial projections and you have complied with and performed all of your obligations pursuant to this letter, your Base Salary pursuant to Section 2.a. shall be increased to $250,000 and your housing allowance pursuant to Section 2.c. shall be increased to $1,500 per month.

3.                           Expenses. During your employment hereunder, the Company will reimburse you for your travel and other expenses incident to your providing services and performing duties under this letter, in conformity with the Company’s regular policies from time to time in effect regarding reimbursement of expenses, with the proviso that such reimbursement will only be made upon presentation of expense vouchers in such detail as may from time to time as reasonably required by Company policies.

4.                           Term.

a.                           The term of your employment under this letter shall commence on December 1, 2006 and shall continue until December 31, 2009 or such other date as may be determined in accordance with Section 4.b. below (the “scheduled term”), unless earlier terminated by reason of death, Disability (as defined below), termination by you or termination by the Company (with or without Cause (as defined below)).

b.                          At any time no less than three months prior to the termination of the initial or any additional term of this letter agreement you or the Company may notify each other, in writing, of a lack of intention to extend the term of your employment by the Company under this letter beyond the then current scheduled term, in which case your employment by the Company under this letter shall end upon the expiration of such scheduled term. In the absence of such notice, at the end of the initial or any such subsequent term, your employment (and the scheduled term) shall be automatically extended for a twelve-month period.

5.                           Consequences of Termination.

a.                           Death or Disability. Anything herein to the contrary notwithstanding, if your employment under this letter is terminated early (i.e., before expiration of the scheduled term) by reason of your death or your Disability (as defined below), you (or your estate, as the case may be) shall be entitled to receive your Base Salary, vested rights (including stock options) and all other consideration owing to you in respect of your services under this letter through the date of such termination, but the Company shall have no further liability or obligation whatsoever to you hereunder.

b.                          Termination without Cause. If your employment under this letter is terminated by the Company without Cause (as defined in paragraph 6 below): (i) prior to the expiration of the scheduled term or (ii) within three months following the occurrence of a Change in Control, and provided that you have not entered into or accepted an employment position or any other situation or arrangement with an organization or person or established (together with others) an entity (a) that engages in telemedicine devices and/or services; (b) with which the Company or any of its affiliates has an ongoing dispute; (c) which the Company or any of its affiliates is considering (or considered at any time no less than 12 months prior to the termination of your employment) acquiring or entering into any other strategic transaction, or (d) otherwise in violation of your Confidentiality/Non Competition Agreement with the Company, you shall be entitled in lieu of any other or further compensation of any kind from the Company (other than your accrued vested rights in any retirement, life insurance, disability insurance, stock option plan or other pension or benefit plan of the Company) to receive severance. In the event your employment under this letter is terminated by the Company without Cause and there has not been a Change in Control, your severance shall consist of continuation of your Base Salary, payable in accordance with the Company’s normal payroll practices, and of your Benefits (to the extent permitted by applicable law and the terms of any applicable plans, as if you continued as an active employee) for the lesser of six months or the remaining term of your employment (whether it is the initial term or any extension thereof). If your employment under this letter is terminated by the Company without cause within three months following the occurrence of a Change in Control, your severance shall consist of continuation of your Base Salary, payable in accordance with the Company’s normal payroll practices, and of your Benefits (to the extent permitted by applicable law and the terms of any applicable plans, as if you continued as an active employee) for a period of twelve months after the date of termination of your employment.

c.                           Termination with Cause. The Company may terminate your employment at any time without prior notice for Cause (as defined in paragraph 6 below). In the event of such termination the Company shall (without limiting any right or remedy to which it may be entitled) be obligated to continue to pay you your Base Salary and Benefits until the effective date of such termination, but shall have no further liability or obligation whatsoever to you hereunder (other than your accrued vested rights in any retirement, life insurance, disability insurance, stock option plan or other pension or benefit plan of the Company); provided, that nothing in this provision shall be interpreted so as to limit any Benefits to which you or your dependents or estate are entitled according to the specific terms of any applicable employee benefit plan, program or practice after such termination of your employment.

d.                          Termination by You. If your employment under this letter is terminated by you prior to the expiration of the scheduled term the Company shall (without limiting any right or remedy to which it may be entitled) be obligated to continue to pay you your Base Salary and Benefits until the effective date of such termination, but shall have no further liability or obligation whatsoever to you hereunder (other than your accrued vested rights in any retirement, life insurance, disability insurance, stock option plan or other pension or benefit plan of the Company); provided, that nothing in this provision shall be interpreted so as to limit any Benefits to which you or your dependents or estate are entitled according to the specific terms of any applicable employee benefit plan, program or practice after such termination of your employment.

e.                           Non-Renewal. If the Company notifies you of its decision not to extend the scheduled term beyond the initial or any subsequent term and Cause does not exist at such time, and provided that you have not entered into or accepted an employment position or any other situation or arrangement with an organization or person or established (together with others) an entity (a) that engages in telemedicine devices and/or services; (b) with which the Company or any of its affiliates has an ongoing dispute; (c) which the Company or any of its affiliates is considering (or considered at any time no less than 12 months prior to the termination of your employment) acquiring or entering into any other strategic transaction, or (d) otherwise in violation of your Confidentiality/Non Competition Agreement with the Company, you shall be entitled in lieu of any other or further compensation of any kind from the Company (other than your accrued vested rights in any retirement, life insurance, disability insurance, stock option plan or other pension or benefit plan of the Company) to receive a continuation of your Base Salary, payable in accordance with the Company’s normal payroll practices, and of your Benefits (to the extent permitted by applicable law and the terms of any applicable plans, as if you continued as an active employee) for two months.

Any payment made under this Agreement in connection with the termination of your employment is subject to and conditioned upon your execution of a waiver and release in the form presented to you by the Company that is substantially similar to the one annexed hereto as Exhibit A and in conformance with then applicable law.

6.                           Certain Definitions. For purposes of this letter, the following definitions shall apply:

“Cause” shall be defined to include your commission of any act of dishonesty or fraud in connection with your employment or the appropriation of any Company funds or property, including the intellectual property of the Company or of others; your conviction of any crime or offense involving fraud, embezzlement, theft or dishonesty or any felony, or the entry of any plea other than “not guilty” to any such crime, offense or felony; your material violation of any law or rule applicable to the Company’s business and operations; your material violation (as determined in the Company’s sole discretion) of any Company policies or any other policy applicable to the Company whether in the Employee Handbook or otherwise; and your engaging in conduct which, in the Company’s reasonable judgment, is detrimental to its business, good will or good name.

“Change in Control” means any of the following events:

(i)                         any person or entity is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than upon the occurrence of an Excluded Transaction, as such term is defined below;

(ii)                      there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than an Excluded Transaction, as such term is defined below; or

(iii)                   the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Disability” means your inability to perform your duties in any material manner by reason of physical or mental disability for a period of six consecutive months, or for a period of more than nine months in the aggregate in any twelve-month period.

“Excluded Transaction” means any of the following events:

(i)                         an acquisition, exchange, merger, consolidation or other transaction or series of transactions, which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(ii)                      an acquisition, exchange, merger, consolidation or other transaction or series of transactions effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, acquired 50% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates).

7.                           Change in Control. Upon a Change in Control, all Options then held by you that have not vested shall immediately vest and become exercisable (together with all vested Options), for a period of 6 months from the date of such Change in Control.

8.                           Confidentiality/Non-Competition Agreement. You agree to comply with all the provisions of the Confidentiality/Non-Competition Agreement that you are executing concurrently with the execution of this letter agreement.

9.                           Confidentiality. You acknowledge that you now have and will have access to and become acquainted with proprietary and confidential information regarding the Company and its affiliates and its customers that constitute valuable assets of the Company and its affiliates and that is not available to the public. Accordingly, you agree that, in addition to the provisions of the Confidentiality/Non-Competition Agreement you will not during the term of this letter or at any time thereafter, directly or indirectly, make, or cause to be made, any statement or publication about or concerning the Company, its affiliates or their shareholders (or any fiduciary or beneficiary of any shareholder that is a trust or an estate) which you reasonably believe not to be in the best interests of, or necessary for the proper conduct of the businesses of, the Company, its affiliates or their shareholders (or any fiduciary or beneficiary of any shareholder that is a trust or an estate), other than statements or publications that you reasonably believe to be necessary to protect and enforce your rights under this letter. Nothing herein is intended to limit or affect any responsibility you may have under any law or any generally applicable policy, practice or procedure of the Company or its affiliates.

10.                     No Disclosure. The financial arrangements contemplated hereby are sensitive and highly confidential, and, so long as you remain employed by the Company, you will not use, disclose or make any public announcement regarding such financial arrangements without the prior written consent of the Company (by the Board of Directors or its chairman), except: (i) as may be required by applicable law; (ii) disclosure in connection with your own personal tax or financial affairs; or (iii) as may be required in order to enforce any term or provision hereof.

11.                     Injunctive Relief. You acknowledge and agree that if any provision of the Sections 8, 9 or 10 is breached, the Company will immediately and irreparably be harmed, will not have an adequate remedy at law and will be entitled to seek immediate relief enjoining such violation or threatened violation (including without limitation temporary and permanent injunctions and/or a decree for specific performance) in any court or judicial body having jurisdiction over such claim without the necessity of showing any actual damage or posting any bond or furnishing any other security.

12.                     Litigation; Legal Fees. Any dispute that may arise between you and the Company in connection with your employment hereunder, including, without limitation, the terms or interpretation of this letter as they relate to the existence of Cause and the terms concerning termination of employment with Cause, as well as the terms of any non-competition and non-solicitation and your entitlement to severance, either during or following termination of your employment hereunder shall be adjudicated solely in the applicable state or Federal court in Chicago, Illinois without reference to such State’s principles governing conflicts of laws and the parties waive any objections that they may now have or hereafter have to the venue of such proceeding. You consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to you at your address set forth herein, such service to become effective 30 days after such mailing. You waive any objection that you may now or hereafter have to the laying of venue on any of the aforesaid actions or proceedings brought in the aforesaid courts. If the court finds that either party has breached the substantive terms of this letter and the breaching party in doing so acted capriciously, maliciously or in bad faith, then the court may require the breaching party to pay for all the other party’s costs and expenses, including reasonable attorney’s fees, arising from such proceeding.

13.                     Miscellaneous.

a.                           Notice. All notices and other communications provided for hereunder shall be in writing (including by telex or facsimile transmission) and mailed or sent or delivered at the addresses specified below. All such notices and communications shall be given by hand, telex or facsimile transmission; provided that, in the event that telex and facsimile transmission facilities are not operational, such notices and communications may be given by mail, but the sender shall use reasonable efforts to confirm facsimile transmission facilities shall become operational. All such notices and communications shall be effective when delivered by hand, or, in the case of mail, upon the earlier of receipt and confirmation by telex or facsimile transmission as provided below, or, in the case of facsimile transmission, when sent as addressed as set forth herein and confirmation of delivery is received, or, in the case of telex, when the telex is sent and the appropriate answer back is received. The address for you is set forth in the beginning of this letter. The address for the Company is as follows:

1351A Abbott Ct.

Buffalo Grove, IL 60089

Telecopy No.: (847) 720 2132

Attention: Chairman of the Board of Directors

Or, after March 31, 2007 to:

10255 West Higgins Rd

Rosemont, IL 60018

Attention: Chairman of the Board of Directors

With copies to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

Telecopy No: (212) 969-2900

Attention: Yuval Tal

Each party to this letter may, from time to time, change its notice address, by giving notice to the other party in the manner provided in this paragraph.

b.                          Entire Agreement. This letter (inclusive of any annex hereto) contains the entire understanding and agreement of the parties (and their affiliates) with respect to the subject matter hereof, and all prior negotiations, proposals and agreements (whether written or oral) between them (or their respective affiliates) relating to the subject matter hereof, have been superseded hereby, including, without limitation, any employment agreement(s) between you and the Company or any of its affiliates. No agreements or representations (whether oral or otherwise, express or implied) that are not expressly set forth in, but that relate to the subject matter of this letter have been made by either party.

c.                           Amendment; Waiver. Neither this letter nor any provision hereof may be amended or modified except in a writing signed by the party against whom enforcement of such amendment or modification is sought. No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party under this letter are, unless otherwise specifically provided herein, cumulative and not exclusive of any rights or remedies that such party may otherwise have. No waiver by either party of any provision of this letter nor any consent by either party to any departure by the other party from any provision of this letter shall in any event be effective unless the same shall be in writing (by the party against which enforcement of such waiver or consent is sought), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice or similar communication by one party to the other shall entitle such other party to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

d.                          Severability. If any one or more of the provisions of this letter or any annex hereto shall be invalid, illegal or unenforceable in any respect, it shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall not in any way affect or impair the validity, legality and enforceability of the balance of such provision or any other provision contained herein. Each party shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision(s) (or such portion thereof) with such valid, legal and enforceable provision(s), the economic effect of which on the respective parties is as close as possible to that of the invalid, illegal or unenforceable provision(s).

e.                           Successors and Assigns. This letter shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, that no party may, without the prior written consent of the other, assign, transfer or delegate this letter or any of such party’s rights or obligations hereunder (whether directly or indirectly, by operation of law or otherwise) to any other person, firm or entity. Company shall require successor to expressly assume this Agreement.

f.                             Rights of Third Parties. Anything in this letter to the contrary notwithstanding, no person, firm or entity shall be entitled to the benefit of, or to enforce, any provision hereof other than the parties hereto (and their heirs, successors and permitted assigns).

g.                          Survival. The respective rights and obligations of you and the Company as provided herein shall survive the termination or expiration hereof to the extent necessary to the intended preservation of such rights and obligations.

h.                          Governing Law. This letter shall be construed and interpreted according to the laws of the State of Illinois, without reference to such State’s principles governing conflicts of law.

i.                              Headings. The headings used herein are for convenience of reference only, are not part of this letter and are not intended to affect the construction, or to be taken into account in the interpretation, of this letter.

j.                              Counterparts; Effect. This letter may be signed in counterparts with the same effect as if the signatures were all upon the same instrument; provided, that no party shall be bound hereto unless and until all parties have executed and delivered this letter (or a counterpart).

[SIGNATURE PAGE FOLLOWS]

Please confirm your agreement with the foregoing by signing and returning to us two copies of this Agreement.

Sincerely,

LIFEWATCH CORP.

By:	/s/ Yacov Geva
	Name:	YACOV GEVA
	Title:	CHAIRMAN OF THE BOARD

AGREED TO AND ACCEPTED:

/s/ Frederick J. Mindermann
FREDERICK J. MINDERMANN

EXHIBIT A

SEVERANCE AGREEMENT AND RELEASE

This Agreement and Release (“Release”) is made and entered into effective as of this       day of               , 2006, by and between                (“Employee”) and LifeWatch, Inc. (hereinafter “LifeWatch”).

1.                          Employee’s last day of work with LifeWatch will be                       .

2.                          Employee agrees to waive all claims of every kind and nature, whether known or unknown, arising either at common law, or by virtue of any statute, that s/he may have against LifeWatch (including its employees, officers, and directors; past, present, and future parent companies; subsidiaries and/or affiliates, and including, without limitation, Card Guard AG, Card Guard Scientific Survival Ltd., Card Guard Technologies, Inc., and Card Guard USA, Inc.) arising from his/her employment with LifeWatch and/or the termination of employment with LifeWatch. No claim or cause of action of any sort whatsoever is reserved, except that the Employee does not waive any claims based on events which have not yet occurred.

3.                          Employee covenants and agrees that s/he will not now or at any time in the future commence or prosecute any claim against LifeWatch on any matter encompassed by this Release. Employee warrants that there are no outstanding charges, complaints, claims, grievances or actions of any nature whatsoever previously filed or brought by him/her or on his/her behalf against LifeWatch pending before any federal, state or local court or administrative body. If Employee breaches this paragraph, Employee agrees that s/he shall tender back to LifeWatch all of the monies paid to Employee by LifeWatch pursuant to paragraph 11, except for $100.00 (One Hundred Dollars), which the parties agree is exclusively consideration for the release of claims under the Age Discrimination in Employment Act.

4.                          Employee acknowledges that s/he was properly classified as an exempt employee and properly paid for all time worked by LifeWatch. Employee further acknowledges that LifeWatch did not deny or fail to accommodate any requests for leaves of absence made by the Employee.

5.                          Employee waives any rights that s/he has to reinstatement of employment or reemployment with LifeWatch. Employee warrants that in the future s/he shall not knowingly apply for or accept any position with LifeWatch.

6.                          Employee covenants that s/he will not, at any time, disparage LifeWatch to any employees, former employees, customers, clients, suppliers, vendors, or competitors of LifeWatch; s/he also will not disparage LifeWatch in any media.

7.                          Unless compelled to do so by judicial process or by law, Employee will not disclose to anyone and shall treat as confidential information the terms of this Release. However, Employee may disclose such terms and amounts of this Release to her attorneys or accountants on a “need-to-know” basis, provided such individuals or entities are informed of Employee’s confidentiality obligations under this paragraph and agree to keep the disclosed information confidential. Employee also acknowledges that disclosures by him or her of information intended to be kept confidential pursuant to this paragraph shall constitute a material breach of this Release for which s/he shall be liable.

8.                          The Employee agrees that s/he is bound by, and will abide by, the Confidentiality/Non-Competition Letter (“Confidentiality Letter”), signed by the

Employee on                 , 20    . The Confidentiality Letter is attached to this Release and the terms of that letter agreement are fully incorporated into this Release.

9.                          The Employee acknowledges that his or her continuing entitlement to payments under Paragraph 11 of the Release shall be conditioned upon his or her continuing compliance with this Paragraphs 6, 7, and 8 of this the Release and any violation of Paragraphs 6, 7, or 8 by the Employee shall terminate LifeWatch’s obligation to continue to make payments under Paragraph 11.

10.                    Employee warrants that s/he has returned to LifeWatch all property of LifeWatch, including any and all documents developed or provided to him or her during the course of his or her employment with LifeWatch.

11.                    In consideration for the covenants and promises made in this Release, LifeWatch agrees that it will:

(a)                      pay to Employee his/her base compensation, less applicable deductions, for         weeks (through            , 20     ). The payments will be made in equal installments, beginning the first payroll period after the expiration of the 7 day revocation period described in para. 14(H). Employee warrants that s/he is not owed any other money, including bonuses, car allowances, and/or reimbursement of expenses, by LifeWatch; and

(b)                     continue Employee’s benefits (to the extent permitted by applicable law and the terms of any applicable plans, in each case as if Employee continued as an active employee) for        months commencing on                 , unless Employee is eligible for coverage by another plan prior to this date.

12.                    The parties agree that all requests for references shall be directed only to Allison Stein, Vice President of Human Resources, or her successor, and that in response to such request for a reference, LifeWatch will supply only the Employee’s dates of employment and positions held.

13.                    This Release contains the entire agreement of the parties. It supersedes any previous communications or understandings, whether oral or written. The parties represent and acknowledge that no promises or agreements, except those set forth herein have been made or relied upon by any party. This Release shall not be changed, modified or rescinded except in writing by both parties, and any attempt at oral modification of this Release shall be void and of no effect.

14.                    The parties participated jointly in the negotiation and preparation of this Release. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Release shall be construed as if the parties jointly prepared this Release, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

15.                    In conformity with the Older Workers Benefit Protection Act, the Employee acknowledges the following:

(A)                  that this Release is written in a manner calculated to be understood by him/her;

(B)                    that s/he has been advised to consult an attorney prior to executing this Release;

(C)                   that this Release represents the Employee’s knowing and voluntary waiver and release of any and all claims that s/he might have, including, but not limited to any claims arising under the Age Discrimination in Employment Act (“ADEA”);

(D)                  that s/he has not waived any claim under the ADEA that may arise after the date of this Release;

(E)                    that the consideration that s/he will receive in exchange for this Release in paragraph 11 is something of value to which s/he is not already entitled;

(F)                    that s/he has 21 days to consider this Release;

(G)                   that s/he has 7 days following his or her execution of the Release in which to revoke it. For revocation to be effective, written notice of revocation must be delivered to Allison Stein, LifeWatch, 1351 Abbott Court, Buffalo Grove, Illinois 60089, no later than 5:00 p.m. on the seventh day after s/he has signed this Release; and

(H)                  the Release will become effective after the 7 day revocation period.

16.                    The parties agree that this Release shall be governed and construed in accordance with the laws of the State of Illinois, including the internal conflicts of law. The Employee agrees and consents to submit to personal jurisdiction in the State of Illinois in any state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois. The Employee further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, the terms of this Release shall be in a state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois.

Employee Signature

Employee Name

Date of Signature:

Frederick J. Mindermann
President & CEO
for LifeWatch, Inc.